UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On June 6, 2016, Casey's General Stores, Inc. (the "Company") issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended April 30, 2016. A copy of the Company's press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2016, the Compensation Committee of the Board of Directors authorized the award of restricted stock units to each of the Company's executive officers, Vice Presidents and other key employees under the terms of the 2009 Stock Incentive Plan. The awards will vest in full on June 2, 2019.

On that same date, the Compensation Committee also authorized the payment of awards to the executive officers and Vice Presidents under the fiscal 2016 annual incentive plan (described in the Form 8-K filed on June 8, 2015 and the proxy statement filed on August 7, 2015). The awards are equal to 100% of the officer's base salary, and each award is payable in cash (30%) and shares of restricted stock (70%). The shares so acquired are subject to a three-year holding period requirement.

In addition, the Compensation Committee also authorized an Amendment to the Restricted Stock Units Agreements (dated June 6, 2014 and June 5, 2015) (the "Amendment") with Sam J. Billmeyer, Senior Vice President, Logistics and Acquisitions. The Amendment modifies the vesting provision in those award agreements (each relating to an award of 3,250 restricted stock units that vest on June 6, 2017 and June 5, 2018, respectively), to allow full vesting of the awards on those dates, notwithstanding Mr. Billmeyer's retirement from employment on June 30, 2016. A copy of the Amendment is attached as Exhibit 99.2 and is incorporated herein by reference.

On June 3, 2016, the Board of Directors of the Company approved salaries and the annual incentive plan arrangements for the Company's executive officers and Vice Presidents for the fiscal year ending April 30, 2017. Further information concerning such arrangements is described in Exhibit 99.3 and is incorporated herein by reference.

As previously disclosed, Mr. Billmeyer will retire as Senior Vice President, Logistics and Acquisitions, on June 30, 2016. Mr. Billmeyer's responsibilities are being assumed by other officers, primarily by Jay Soupene, Senior Vice President, Store Operations, and as of July 1, 2016, by Brian J. Johnson, who will assume the position of Senior Vice President, Store Development on that date. Mr. Johnson currently serves as Vice-President, Finance and Corporate Secretary. Julia L. Jackowski, Senior Vice President, Corporate General Counsel, will assume Corporate Secretary functions as of July 1, 2016. In addition, Cindi Summers, currently Vice President, Human Resources, has been promoted to Senior Vice President, Human Resources.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: June 6, 2016	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.        Description

99.1	Press Release issued by Casey's General Stores, Inc., dated June 6, 2016.

99.2	Amendment to Restricted Stock Units Agreement with Sam J. Billmeyer, dated June 2, 2016

99.3	Description of FY2017 Salary and Bonus Arrangements for Named Executive Officers